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                                   Exhibit 1


               RESOLUTION OF THE BOARD OF DIRECTORS AUTHORIZING
                  ESTABLISHMENT OF SEPARATE ACCOUNT C


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                      CERTIFICATE OF ASSISTANT SECRETARY
                      ----------------------------------


    I, Joyce W. Hillebrand, Assistant Secretary of Paragon Life Insurance Company, a corporation duly organized under the laws of Missouri, do hereby certify that the attached is a true and correct copy of a resolution adopted by the Board of Directors of Paragon Life Insurance Company by Unanimous Consent as of 1 August 1993.

    IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of August,
1993



                                       /s/ Joyce W. Hillebrand
                                       -----------------------
                                       Joyce W. Hillebrand, Assistant Secretary
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                        PARAGON LIFE INSURANCE COMPANY

                      Consent by Directors to Resolutions

                    In Lieu of Meeting As of 1 August, 1993

               The undersigned, being all of the members of the Board of Directors of Paragon Life Insurance Company, a Missouri corporation, acting pursuant to the Corporate By-laws and the General and Business Corporation Law of Missouri, hereby consent to the adoption of the following resolutions, so that the same may have the same force and effect as if adopted by unanimous vote at a meeting of the Board:


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                           RESOLUTIONS ESTABLISHING
                           ------------------------
                        PARAGON LIFE INSURANCE COMPANY
                        ------------------------------
                              SEPARATE ACCOUNT C
                              ------------------

          "BE IT RESOLVED, that Paragon Life Insurance Company (hereinafter "Paragon" or "the Company"), pursuant to the provisions of Section
          376.309 R. S. Mo. (1959), hereby establishes a separate account designated "Paragon Separate Account C" (hereinafter "Separate Account
          C) for the following use and purposes, and subject to the conditions set forth below:

          RESOLVED FURTHER, that Separate Account C shall be established for the purpose of providing for the issuance by the Company of such variable life insurance or such other contracts ("Contracts") as Paragon may designate for such purpose, and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts; and

          RESOLVED FURTHER, that the income, gains, and losses, whether or not realized, from assets allocated to Separate Account C shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of Paragon; and

          RESOLVED FURTHER, that to the extent so provided under the Contracts, that portion of the assets of Separate Account C equal to the reserves and other contract liabilities of such Account shall not be chargeable with liabilities arising out of any other business Paragon may conduct; and

          RESOLVED FURTHER, that the fundamental investment policy of Separate Account C shall be to invest or reinvest its assets in securities issued by investment companies registered under the Investment Company Act of 1940 as may be specified in the respective Contracts; and

          RESOLVED FURTHER, that specialized investment divisions may be established within Separate Account C to which net payments under the Contracts will be allocated in accordance with instructions received from contractholder, and that Paragon is hereby authorized to create such divisions and to increase, or decrease, the number of investment divisions as it deems necessary or appropriate; and
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                                       2

         RESOLVED FURTHER, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940; and

         RESOLVED FURTHER, that the President, the Treasurer, or their delegates be, and they hereby are, authorized to transfer funds from time to time between Paragon's general account and Separate Account C to start Separate Account C or as deemed necessary or appropriate and consistent with the terms of the Contracts; and

         RESOLVED FURTHER, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel, and others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register Separate Account C as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Separate Account C in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933 and other applicable federal laws, including the filing of any amendments to registration statement, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

         RESOLVED FURTHER, that the President, the Treasurer, and the General Counsel, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute, and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account C and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of Separate Account C and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

         RESOLVED FURTHER, that the General Counsel is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and
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                                       3

          RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of Separate Account C and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of Paragon, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver, and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process, and other instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as said officers seem it to be In the best interest of Separate Account C and Paragon; and

          RESOLVED FURTHER, that the President and the Vice President and General Counsel of the Company be, and they hereby are, authorized in the names and on behalf of Separate Account C and Paragon to execute and file irrevocable written consents on the part of Separate Account C and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein connection with said registration or qualification of Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account C and of Paragon for the purpose of receiving and accepting process; and

          RESOLVED FURTHER, that the President of the Company be, and hereby Is, authorized to establish procedures under which the Company will provide voting rights for owners of such Contracts with respect to securities owned by Separate Account C; and

          RESOLVED FURTHER, that the President of the Company Is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Walnut Street Securities, Inc. (Walnut Street) or another qualified entity under which Walnut Street or such other entity will be appointed principal underwriter and distributor for the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account C and the design, issuance, and administration of the Contracts; and

          RESOLVED FURTHER, that, since It Is expected the Separate Account C will invest in the securities issued by one or more investment companies, the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made; and
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                                       4

          RESOLVED FURTHER, that the appropriate officers of Paragon, and each of them are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof."

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                      STANDARDS OF CONDUCT WITH RESPECT TO
                      ------------------------------------
                               SEPARATE ACCOUNT C
                               ------------------

          "BE IT RESOLVED, that Paragon Life Insurance Company on its own behalf and on behalf of its officers, directors, employees, and affiliates, shall endeavor to ensure that business dealings between Paragon Separate Account C and the Company are fair to both parties, and specifically:

          i. That Separate Account C shall be used only in connection with variable life insurance contracts;

          ii. That the Company will not sell to or buy from Separate Account C any securities of which the Company or its affiliates is the issuer; and

          iii. Neither the Company nor any officer, director, employee, or affiliate shall accept any compensation for the sale or purchase of securities to or from Separate Account C, except that if the Company or an affiliate acts as a broker-dealer in connection with the sale of securities to or by Separate Account C a commission fee not to exceed normal charges for such transactions conducted at arm's length in the ordinary course of business in St. Louis or any other community in which such transaction is effected may be charged."